Exhibit 10.52

DIRECTOR / OFFICER INDEMNIFICATION

This Director/Officer Indemnification is granted to Mr. Daniel Penni (“D-O”), an individual residing in the State of Florida and currently serving as Acting President and Chief Executive Officer of Digital Angel Corporation, as well all as an officer or director of one or more of its affiliates or subsidiaries (“DIGA”).

DIGA shall indemnify and hold harmless D-O to the fullest extent permitted by applicable law against all costs (including reasonable attorneys’ fees and costs), judgments, penalties, fines, amounts paid in settlements, interest, and all other liabilities incurred or paid by D-O in connection with the investigation, defense, prosecution, settlement, or appeal of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and to which D-O was or is a party or is threatened to be made a party by reason of the fact that D-O is or was an officer, employee, director or agent of DIGA or its affiliates or subsidiaries, or by reason of anything done or not done by D-O in any such capacity or capacities, provided that the D-O acted in good faith and in a manner D-O reasonably believed to be in or not opposed to the best interests of the DIGA or any of its affiliates or subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

DIGA also shall pay any and all expenses (including reasonable attorney’s fees) incurred by D-O as a result of D-O being called as a witness in connection with any matter involving DIGA and/or any of its officers or directors.  Nothing herein shall limit or reduce any rights of indemnification to which D-O might be entitled under the organizational documents of DIGA, its affiliates or subsidiaries, or as allowed by applicable law.  This indemnification shall be governed by Delaware law.

Signed this 1st day of February, 2012.

DIGITAL ANGEL CORPORATION

By:	/s/ Lorraine Breece
Lorraine Breece
Chief Financial Officer